Prospectus Supplement filed under Rule 424(b)(3)
                                                      Registration No. 333-82368




                              Prospectus Supplement
                               Dated June 17, 2002

         The Prospectus dated May 15, 2002 relating to the offer for resale of up to $701,960,000 aggregate principal amount of The Interpublic Group of Companies, Inc.'s Zero-Coupon Convertible Senior Notes Due 2021, and such shares of common stock as may be issued upon conversion of the notes, is hereby supplemented to include the following information in the "Selling
Securityholders" table in the Prospectus Supplement dated May 16, 2002:

                                                               Principal Amount
                                                                of Registered
                   Selling Securityholders                          Notes
-------------------------------------------------------------  ----------------

KBC Financial Products (Caymen Island) Limited(1)............    $10,000,000

Credit Suisse First Boston London Branch(1)..................    $40,000,000

The Coast Fund L.P.(1).......................................     $1,000,000

         Total of Above......................................    $51,000,000


               The "Selling Securityholders" table in the Prospectus, as supplemented, is amended so that the principal amount of registered notes held by JP Morgan Securities, Inc. is increased from $17,095,000 to $22,845,000.




(1)   This selling securityholder is an affiliate of a broker-dealer.